Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and accompanying notes present the combination of the financial information of Aspen-1 Acquisition Inc. (“Aspen” or “Parent”) and Deep Isolation, Inc. (“Deep Isolation”), adjusted to give effect to the Merger and related transactions (collectively, the “Transactions”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” For purposes of this section, Deep Isolation and Aspen are collectively referred to as the “Companies,” and the Companies, subsequent to the Merger, are referred to herein as the “Combined Company.”

The historical financial information of Aspen was derived from the unaudited financial statements of Aspen as of and for the three months ended March 31, 2025 included in Aspen’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2025 (the “Aspen 10-Q”) and the audited financial statements of Aspen as of and for the year ended December 31, 2024, included in Aspen’s Annual Report on Form 10-K filed with the SEC on March 28, 2025 (the “Aspen 10-K”.The historical financial information of Deep Isolation was derived from the unaudited financial statements of Deep Isolation as of and for the three months ended March 31, 2025 and the audited financial statements of Deep Isolation as of and for the year ended December 31, 2024, included elsewhere in this Current Report on Form 8-K (this “Report”). This unaudited pro forma condensed combined financial information should be read together with (i) Aspen’s historical financial statements and related notes, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Aspen’s 10-Q and 10-K and (ii) Deep Isolation’s historical financial statements and related notes, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Report. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Report.

Contemporaneously with the Merger, Aspen conducted a private placement offering (the “Offering”) and sold 11,012,387 shares of its common stock at a purchase price of $3.00 per share for gross proceeds of approximately $33.0 million. In connection with the Offering, Aspen also issued to (i) each of the Placement Agents A Warrants to purchase an aggregate of 829,730 shares of Parent common stock at an exercise price of $3.00 per share and (ii) certain of the Placement Agents B Warrants to purchase an aggregate of $500,000 worth of shares of Parent common stock at an exercise price of $0.0001 per share. The unaudited pro forma condensed combined financial information and accompanying notes are adjusted to give effect to the Offering.

Notwithstanding the legal form, the Merger is expected to be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Under this method of accounting, Aspen will be treated as the acquired company for accounting purposes, and Deep Isolation will be treated as the accounting acquirer. In accordance with this method of accounting, the Merger will be treated as the equivalent of Deep Isolation issuing shares for the net assets of Aspen, accompanied by a recapitalization. Consequently, the net assets of Aspen will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Merger will be those of Deep Isolation. Deep Isolation has been determined to be the accounting acquirer for purposes of the Merger based on an evaluation of the following facts and circumstances:

●	The assets of Deep Isolation represent a significant majority of the assets of the Combined Company.

●	Deep Isolation stockholders have a majority of the voting power of the Combined Company.

●	Deep Isolation designated the entire governing body of the Combined Company.

●	The executive officers of the Combined Company immediately after the Closing are the same individuals as those of Deep Isolation immediately prior to the Closing.

●	Deep Isolation’s operations comprise the ongoing operations of the Combined Company.

The table directly below presents shares outstanding after the Transactions, as depicted in the unaudited pro forma condensed combined financial information:

Pro Forma Ownership	Shares	%
Deep Isolation Stockholders(1)(2)	44,110,362	76.9%
Private Placement Investors	9,161,570	16.0%
Insider Investors(3)	1,850,817	3.2%
Advisor Shares	83,333	0.1%
Retained Pre-Merger Shares	2,166,667	3.8%

Total shares outstanding	57,372,749	100%

(1)	The number of shares issued at Closing presented in this table excludes 5,000,000 shares reserved for future issuance upon the exercise of options that may in the future be granted by the Combined Company pursuant to the 2025 Equity Incentive Plan (the “2025 EIP”) adopted by Aspen’s board of directors and approved by Aspen’s stockholders in connection with the Transactions.

(2)	Excludes 5,888,601 shares of common stock issuable upon the exercise of outstanding options previously issued under Deep Isolation’s 2018 Equity Incentive Plan and assumed by the Combined Company as a result of the Merger. Such shares have also been reserved for issuance under the 2025 EIP.

(3)	Officers, directors and stockholders of Deep Isolation and their respective friends and family who participated in the Offering are referred to herein and elsewhere in this Report as “Insider Investors.”

The following unaudited pro forma condensed combined balance sheet as of March 31, 2025, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024, are based on the historical financial statements of Aspen and Deep Isolation. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Merger and related transactions actually been completed on the assumed dates or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2025

	Deep Isolation, Inc. (Historical)	Aspen-1 Acquisition Inc. (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
ASSETS
Current assets
Cash	$2,149,542	$3,360	$33,037,348	(A)	$29,680,863
			(100,000)	(B)
			(5,309,387)	(C)
			(100,000)	(D)
Accounts receivable, net of allowance for credit losses	817,090	-	-		817,090
Contract assets	101,098	-	-		101,098
Other current assets	62,363	-	-		62,363
Total current assets	3,130,093	3,360	27,527,961		30,661,414

Property, plant, and equipment, net	77,338	-	-		77,338
Intangible assets, net	133,333	-	-		133,333
Finance lease right-of-use assets	13,152	-	-		13,152
Operating lease right-of-use assets	355,226	-	-		355,226
Goodwill	182,105	-	-		182,105
Total assets	$3,891,247	$3,360	$27,527,961		$31,422,568

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$230,154	$21,000	$-		$251,154
Accrued payroll	408,365	-	-		408,365
Finance lease liabilities, current	2,671	-	-		2,671
Operating lease liabilities, current	114,818	-	-		114,818
Other current liabilities	81,124	-	-		81,124
Notes payable - stockholder	-	144,525	(144,525)	(B)	-
Total current liabilities	837,132	165,525	(144,525)		858,132

Finance lease liabilities, net of current portion	10,851	-	-		10,851
Operating lease liabilities, net of current portion	247,078	-	-		247,078
Total liabilities	1,095,061	165,525	(144,525)		1,116,061

Stockholders' equity (deficit)
Series A Convertible Preferred stock, par value $0.0001 per share, 681,343 shares authorized; 655,351 shares issued and outstanding as of March 31, 2025	66	-	(66)	(E)	-
Series A Prime Convertible Preferred stock, par value $0.0001 per share, 199,285 shares authorized; 115,057 shares issued and outstanding as of March 31, 2025	12	-	(12)	(E)	-
Common stock, par value $0.0001 per share, 2,150,000 shares authorized; 825,441 shares issued and outstanding as of March 31, 2025	82	-	(82)	(E)	-
Parent preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-	-		-
Parent common stock, $0.0001 par value, 50,000,000 shares authorized, 5,000,000 shares issued and outstanding	-	500	(283)	(F)	5,737
			4,411	(E)
			8	(G)
			185	(H)
			916	(I)
Additional paid-in capital	30,056,512	-	283	(F)	57,674,357
			(4,251)	(E)
			(8)	(G)
			(162,665)	(J)
			5,552,297	(H)
			27,483,950	(I)
			(5,309,387)	(C)
			(100,000)	(D)
			157,626	(K)
Accumulated deficit	(27,260,486)	(162,665)	162,665	(J)	(27,373,587)
			44,525	(B)
			(157,626)	(K)
Total stockholders' equity (deficit)	2,796,186	(162,165)	27,672,486		30,306,507
Non-controlling interests	-	-	-		-
Total stockholders' equity (deficit)	2,796,186	(162,165)	27,672,486		30,306,507
Total liabilities and stockholders' equity (deficit)	$3,891,247	$3,360	$27,527,961		$31,422,568

Footnotes:	Per Disclosure:
(A)	Cash proceeds from Offering for shares sold to New and Insider Investors.
(B)	To reflect the repayment of Aspen-1’s Note Payable - Shareholder using the proceeds from the Offering.
(C)	Estimated transaction costs of DI related to the Merger. Offset to APIC as reverse recapitalization.
(D)	Estimated transaction costs of Aspen related to the Merger. Offset to APIC as reverse recapitalization.
(E)	Exchange of DI’s shares for 50M shares of Combined Company.
(F)	Cancellation of 2,833,333 shares belonging to Aspen’s pre-merger shareholders.
(G)	83,333 shares issued to Advisor at Closing.
(H)	Shares sold to Insider Investors for gross proceeds of $5.5M, refer to Note (A).
(I)	Shares sold to New Investors for gross proceeds of $27.5M, refer to Note (A).
(J)	To reflect the elimination of Aspen’s historical accumulated deficit.
(K)	DI’s stock options fully vesting as of the Merger Date - to recognize remaining share based compensation expense.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED MARCH 31, 2025

	Deep Isolation, Inc. (Historical)	Aspen-1 Acquisition Inc. (Historical)	Transaction Accounting Adjustments	Pro Forma Statement of Operations

Revenue	$1,519,803	$-	$-	$1,519,803

Operating expenses:
Cost of services	661,539	-	-	661,539
Depreciation and amortization expense	29,457	-	-	29,457
Selling, general, and administrative expenses	992,832	11,063	-	1,003,895
Total operating expenses	1,683,828	11,063	-	1,694,891

Loss from operations	(164,025)	(11,063)	-	(175,088)

Other expense, net	(797)	-	-	(797)
Total other income (expense)	(797)	-	-	(797)

Net loss before income taxes	(164,822)	(11,063)	-	(175,885)
Provision for income taxes	(1,286)	-	-	(1,286)
Net loss	$(166,108)	$(11,063)	$-	$(177,171)

Less: Net loss attributed to non-controlling interests	-	-	-	-
Net income loss attributed to controlling interests	$(166,108)	$(11,063)	$-	$(177,171)

Net loss available to common stockholders	$(166,108)	$(11,063)	$-	$(177,171)

Pro forma net loss per share information:
Weighted average common shares outstanding - basic and diluted	805,658	5,000,000		57,372,749
Net income (loss) per share - basic and diluted	$(0.21)	$(0.00)		$(0.00)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Deep Isolation, Inc. (Historical)	Aspen-1 Acquisition Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Statement of Operations

Revenue	$7,052,824	$-	$-		$7,052,824

Operating expenses:
Cost of services	3,665,048	-	-		3,665,048
Depreciation and amortization expense	109,730	-	-		109,730
Selling, general, and administrative expenses	4,343,140	43,505	157,626	(AA)	4,544,271
Total operating expenses	8,117,918	43,505	157,626		8,319,049

Loss from operations	(1,065,094)	(43,505)	(157,626)		(1,266,225)

Other income, net	72,424	-	44,525	(BB)	116,949
Total other income (expense)	72,424	-	44,525		116,949

Net loss before income taxes	(992,670)	(43,505)	(113,101)		(1,149,276)
Provision for income taxes	(1,286)	-	-		(1,286)
Net loss	$(993,956)	$(43,505)	$(113,101)		$(1,150,562)

Less: Net loss attributed to non-controlling interests	-	-	-		-
Net income loss attributed to controlling interests	$(993,956)	$(43,505)	$(113,101)		$(1,150,562)

Net loss available to common stockholders	$(993,956)	$(43,505)	$(113,101)		$(1,150,562)

Pro forma net loss per share information:
Weighted average common shares outstanding - basic and diluted	773,816	5,000,000			57,372,749
Net income (loss) per share - basic and diluted	$(1.28)	$(0.01)			$(0.02)

Footnotes:	Per Disclosure:
*	To add in historical Aspen as if it was acquired January 1, 2024.
(AA)	Represents an adjustment to record the remaining unrecognized stock-based compensation expense as of 3/31/25 associated with equity awards granted to certain members of Deep Isolation management, employees, and non employees. All equity awards vest immediately at the Closing.
(BB)	Gain on extinguishment of notes payable which is paid using the proceeds from the Offering in the amount of $100K where the remaining balance is cancelled.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the Combined Company’s pro forma financial condition and results of operations based upon the historical financial information of each of Aspen and Deep Isolation after giving effect to the Transactions set forth in the notes to the unaudited pro forma condensed consolidated financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the Transactions.

Notwithstanding the legal form, the Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Aspen will be treated as the acquired company for accounting purposes and Deep Isolation will be treated as the accounting acquirer. In accordance with this method of accounting, the Merger will be treated as the equivalent of Deep Isolation issuing shares for the net assets of Aspen, accompanied by a recapitalization. The net assets of Aspen will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Merger will be those of Deep Isolation. Deep Isolation has been determined to be the accounting acquirer for purposes of the Merger based on an evaluation of the following facts and circumstances:

●	The assets of Deep Isolation represent a significant majority of the assets of the Combined Company.

●	Deep Isolation stockholders have a majority of the voting power of the Combined Company.

●	Deep Isolation designated the entire governing body of the Combined Company.

●	The executive officers of the Combined Company immediately after the Closing are the same individuals as those of Deep Isolation immediately prior to the Closing.

●	Deep Isolation’s operations comprise the ongoing operations of the Combined Company

In connection with the Offering, Aspen also issued to (i) each of the Placement Agents A Warrants to purchase an aggregate of 829,730 shares of Parent common stock at an exercise price of $3.00 per share (“A Warrants”) and (ii) certain of the Placement Agents B Warrants to purchase an aggregate of $500,000 worth of or 166,667 shares of Parent common stock at an exercise price of $0.0001 per share (“B Warrants” and together with the A Warrants, the “Warrants”). The Warrants are accounted for as equity-classified instruments in accordance with U.S. GAAP and are initially measured at fair value. The preliminary estimated aggregate fair value of the A Warrants and B Warrants as of the Closing is $1,020,568 and $481,668, respectively. The preliminary estimated fair values were determined using a Black-Scholes valuation model, which requires inputs based on estimates, including the following assumptions: a stock price of $3 on the date of Closing, a contractual term of 5-years, a risk-free rate of 3.84%, and an expected volatility of 42.5%. The actual fair values could change materially once the final valuation is determined as of the closing of the Transactions. As the Warrants were issued to the Placement Agents in connection with the Offering, a capital transaction, they are considered offering costs recorded through additional paid-in capital.

The unaudited pro forma condensed combined financial information presented does not reflect any cost savings, operating synergies, tax savings or revenue enhancements that the consolidated company may achieve as a result of the Merger. Deep Isolation and Aspen did not have any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the Companies.

The unaudited pro forma condensed combined financial information has been prepared based on the Deep Isolation and Aspen historical financial statements, as adjusted to give effect to the Merger and Offering. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 give effect, on a pro forma basis, to the Transactions as if they had been consummated as of January 1, 2024. The unaudited pro forma condensed combined balance sheet as of March 31, 2025 is derived from the historical balance sheets of each of Deep Isolation and Aspen, adjusted on a pro forma basis as if the Transactions had been consummated as of March 31, 2025.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that each of Deep Isolation and Aspen believes are reasonable under the circumstances. The pro forma adjustments, which are described in the following notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of Deep Isolation and Aspen believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The pro forma condensed combined financial information does not include an income tax adjustment based on the history of Deep Isolation’s losses and the expectation that the Combined Company would not be able to realize the tax benefits of such losses. The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 are as follows:

(A)	To reflect the issuance and sale of 1,850,817 shares and 9,161,570 shares of Parent common stock, par value of $0.0001 per share, to Insider Investors and Private Placement Investors, respectively, for aggregate proceeds of approximately $33.0 million.

(B)	To reflect the repayment of the note payable held by Aspen of which $100,000 is repayable, while the remaining balance is cancelled and recognized as a gain on debt extinguishment upon consummation of the Transactions. The remaining balance of the note payable was cancelled pursuant to that certain Note Cancellation and Extinguishment Agreement, dated July 23, 2025, by and between Aspen and Mark N. Tompkins.

(C)	To reflect the payment at Closing of Deep Isolation’s total estimated transaction costs of $5.3 million that are expected to be incurred in connection with the Transactions. These transaction costs are preliminary estimates subject to change. The final amounts of Deep Isolation’s transaction costs and the resulting effect on the financial position and results of operations of the Combined Company may differ significantly. As a part of the reverse recapitalization, the estimated transaction costs are recorded through additional paid-in capital.

(D)	To reflect the payment at Closing of Aspen’s total estimated transaction costs of $0.1 million that are expected to be incurred in connection with the Transactions. These transaction costs are preliminary estimates subject to change. The final amounts of Aspen’s transaction costs and the resulting effect on the financial position and results of operations of the Combined Company may differ significantly. As a part of the reverse recapitalization, the estimated transaction costs are recorded through additional paid-in capital.

(E)	To reflect the recapitalization of Deep Isolation through the Merger and the issuance of 44,110,362 Parent Common Shares to former Deep Isolation stockholders, recorded as an increase to Parent common stock of $4,411 and a decrease to additional paid-in capital of $4,251.

(F)	To reflect the cancellation of 2,833,333 shares of Parent common stock owned by former Aspen stockholders, recorded as an increase to additional paid-in capital of $283.

(G)	To reflect the issuance of 83,333 shares of Parent common stock to an advisor (the “Advisor Shares”), recorded as an increase to additional paid-in capital of $8.

(H)	To reflect the sale and issuance of 1,850,817 shares of Parent common stock to Insider Investors at an offering price of $3.00 per share for gross proceeds of approximately $5.5 million, recorded as an increase to additional paid-in capital of $5.5 million. Refer to (A) for the cash proceeds recognized.

(I)	To reflect the sale and issuance of 9,161,570 shares of Parent common stock to Private Placement Investors at an offering price of $3.00 per share for gross proceeds of approximately $27.5 million, recorded as an increase to additional paid-in capital of $27.5 million. Refer to (A) for the cash proceeds recognized.

(J)	To reflect the elimination of Aspen’s historical accumulated deficit to additional paid-in capital as part of the reverse recapitalization of the Merger.

(K)	To reflect the adjustment to record the remaining unrecognized stock-based compensation expense of $0.2 million associated with equity awards granted to certain members of management and employees of Deep Isolation which vest immediately prior to the Merger. Per the terms of the Merger Agreement, the Board of Directors of Deep Isolation has approved the accelerated vesting of all outstanding stock options immediately prior to the Effective Time of the Merger.

Pro Forma Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 are as follows:

(AA)	Represents an adjustment to record the remaining unrecognized stock-based compensation expense of $0.2 million associated with equity awards granted to certain members of management and employees of Deep Isolation which vest immediately prior to the Merger. Per the terms of the Merger Agreement, the Board of Directors of Deep Isolation has approved the accelerated vesting of all outstanding stock options immediately prior to the Effective Time of the Merger.

(BB)	Represents the gain on debt extinguishment related to the note payable held by Aspen. Refer to (B).

3.	Earnings (Loss) per Share

Represents the pro forma basic and diluted net income (loss) per share to holders of Parent common stock calculated using the weighted-average common shares outstanding as a result of the pro forma adjustments. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based on the number of shares of Parent common stock expected to be outstanding as if the Transactions had occurred on January 1, 2024. The calculation of weighted-average shares outstanding for pro forma basic and diluted earnings per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entirety of the year presented.

Pro forma weighted-average shares outstanding—basic and diluted are calculated as follows for the three months ended March 31, 2025 and for the year ended December 31, 2024:

	For the Year Ended December 31, 2024	For the Three Months Ended March 31, 2025

Numerator:
Pro forma net loss	$(1,150,562)	$(177,171)

Denominator:
Deep Isolation Stockholders	44,110,362	44,110,362
Private Placement Investors	9,161,570	9,161,570
Insider Investors	1,850,817	1,850,817
Advisor Shares	83,333	83,333
Retained Pre-Merger Shares	2,166,667	2,166,667
Pro forma weighted-average shares outstanding—basic and diluted	57,372,749	57,372,749

Pro forma basic and diluted loss per share	$(0.02)	$(0.00)

Common stock equivalents:
Anti-dilutive stock options	5,888,601	5,888,601
Anti-dilutive Placement Agent A warrants	829,730	829,730
Anti-dilutive Placement Agent B warrants	166,667	166,667

The common stock equivalents, presented based on amounts outstanding, were excluded from the calculation of pro forma diluted loss per share because their inclusion would be anti-dilutive.